QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-168105 of AMC Entertainment Holdings, Inc. of our report dated March 9, 2010, relating to the financial statements of National CineMedia, LLC appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
September 20, 2010

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM